Exhibit 10.2

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, effective as of October 7, 2016 (this “Agreement”), is between Snap Interactive, Inc. (the “Company”) and Clifford Lerner (the “Holder”).

W I T N E S S E T H:

WHEREAS, the Holder is the holder of an aggregate of 30,250,000 shares of the common stock, par value $0.001 per share, of the Company (the “Common Stock”), including 9,250,000 shares of unvested restricted stock (the “Restricted Stock”) awarded pursuant to (i) that certain Restricted Stock Award Agreement, dated December 14, 2011, by and between the Company and the Holder and (ii) that certain Restricted Stock Award Agreement, dated March 3, 2016, by and between the Company and the Holder, in each case, as may be amended from time to time (all of such shares of Common Stock and Restricted Stock held by the Holder as of the date of this Agreement are referred to herein as the “Holder Shares”); and

WHEREAS, the Holder and the Company desire to enter into this Agreement to provide for certain rights relating to the registration of the resale of all or a portion of the Holder Shares.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

“Affiliate” means any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether by contract, through the ownership of voting securities, or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Exchange Act” means the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations of the Commission thereunder, as the same may be amended from time to time.

“Person” means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, or a government or political subdivision thereof.

“Public Offering” means a primary or secondary sale by the Company of Common Stock for cash to the public pursuant to an effective registration statement filed under the Securities Act.

“Registrable Securities” means (i) the Holder Shares owned or held as of the date of this Agreement by the Holder and (ii) any shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of any of the Registrable Securities described in (i) above; provided, that as to any particular Registrable Securities, such securities shall cease to be Registrable Securities upon the earliest of the date upon which: (a) a registration statement with respect to the resale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged pursuant to such registration statement; (b) such securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; or (d)  such securities are sold under Rule 144 (or any successor provision).

“Securities Act” means the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the Commission thereunder, as the same may be amended from time to time.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

Section 2. Demand Registration.

(a) Request for Demand Registration. At any time following the end of the two hundred and seventy (270) day period after the effective date of the Merger (as defined in the Agreement and Plan of Merger, dated as of September 13, 2016, by and among the Company, SAVM Acquisition Corporation, A.V.M. Software, Inc. and Jason Katz as the A.V.M. Software, Inc. representative), the Holder may make a written demand for registration under the Securities Act of all or part of the Registrable Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of Registrable Securities proposed to be sold and the intended method(s) and plan of distribution thereof. Upon any such request, the Holder shall be entitled to have his Registrable Securities included in the Demand Registration, subject to Section 2(g) and the provisos set forth in the first sentence of Section 2(b).

(b) Form of Registration Statement. The Company shall, as expeditiously as possible and in any event within sixty (60) days after receipt of a request for a Demand Registration pursuant to Section 2(a), prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) and plan of distribution thereof; provided, that the Company shall have the right to defer any Demand Registration for up to forty-five (45) days, in each case if the Company shall furnish to the Holder a certificate signed by the Chief Executive Officer or Chairman of the Board of Directors of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such registration statement to be effected at such time; provided, further, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than twice in any 365-day period in respect of a Demand Registration hereunder. In addition, the Company may elect to register for resale shares of Common Stock held by other security holders of the Company, so long as (i) the Registrable Securities of the Holder to be registered will not be reduced thereby; (ii) if such registration is an underwritten offering, such other security holders agree in writing to sell the Common Stock on the same terms and conditions as apply to the Registrable Securities being sold by the Holder, (iii) if such registration is an underwritten offering, any Common Stock held by other security holders of the Company to be registered for resale and/or resold will not, in the opinion of the managing Underwriter(s) adversely affect the proposed offering price, the timing, the distribution method, or the probability of success of such offering of the Registrable Securities being sold; and (iv) the Company will be responsible for any and all costs (including reasonable attorneys’ fees) incurred by the Holder arising out of the registration of such other security holder’s Common Stock.

(c) Effecting the Registration Statement. The Company shall use commercially reasonable efforts to cause the registration statement filed pursuant to this Section 2 to become effective as soon as reasonably practicable following the filing thereof, and shall use commercially reasonable efforts to keep such registration statement in effect and maintain compliance with all securities laws for the lesser of (x) three years and (y) until the securities registered thereunder no longer are Registrable Securities. A registration will not count as a Demand Registration for purposes of Section 2(d) until the registration statement filed with the Commission with respect to such Demand Registration registering all of the Registrable Securities specified in the notice received pursuant to Section 2(a), determined on the basis described in Sections 2(a) and 2(b), has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, that if, after such registration statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the registration statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until: (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) the Holder thereafter elects to continue the offering.

(d) Number of Demands. Subject to Section 2(g), the Company shall only be obligated under this Section 2 to effect one (1) Demand Registration for the Holder.

(e) Delay due to Underwritten Offering. If, following receipt of a demand for a Demand Registration pursuant to Section 2(a), the Company has already begun registering securities (with respect to a primary or secondary offering) pursuant to an underwritten public offering (an “Existing Offering”) and in the good faith judgment of the managing Underwriter of the Existing Offering, the registration of the Registrable Securities pursuant to such demand or the resale of the Registrable Securities pursuant thereto would interfere with the Underwriter’s successful marketing of the Existing Offering, the Company may, by giving prompt written notice to the Holder, delay the registration of the Registrable Securities pursuant to such demand or any resale of such Registrable Securities for the minimum period necessary to not interfere with such Existing Offering, but in no event more than 180 days; provided, that the Company may not deliver any such notice more than once in any 365-day period. Notwithstanding the foregoing, the Holder shall have Piggyback Registration rights under Section 3 with respect to the Existing Offering.

(f) Underwritten Offering. If any registration under Section 2 of this Agreement is an underwritten offering, the Underwriter(s) that will administer the offering shall be selected by the Company.

(g) Withdrawal. If the Holder is not entitled to include all of its Registrable Securities in any offering, the Holder may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of its request to withdraw prior to the effectiveness of the registration statement filed with the Commission with respect to such Demand Registration. If the Holder withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in Section 2(d).

Section 3. Piggyback Registration.

(a) If at any time after the date hereof, the Company proposes to file a registration statement relating to an offering for its own account or the account of others (other than a registration statement on Form S-4 or Form S-8 or their equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall promptly provide the Holder with written notice (which notice shall be given not less than fifteen (15) business days prior to the effective date of such registration statement) of such registration (a “Piggyback Registration”), which notice shall offer the Holder the opportunity to register such amount of Registrable Securities as it shall request. The Holder shall have ten (10) business days from the date of receipt of the Company’s notice to deliver to the Company a written request for inclusion of the Holder’s Registrable Securities, specifying the number of such Registrable Securities to be included in the registration. The Holder shall have the right to withdraw the Holder’s request for inclusion at any time by sending a written withdrawal notice to the Company. The Company shall include in such registration all the Registrable Securities requested to be included by the Holder in accordance with this Section 3(a).

(b) If the Company intends for the Common Stock being registered pursuant to any Piggyback Registration to be distributed pursuant to an underwriting (an “Underwritten Piggyback Registration”), the notice provided by the Company to the Holder pursuant to this Section 3 shall state that such registration will be underwritten. In connection with an Underwritten Piggyback Registration, the Board of Directors of the Company shall select the Underwriter.

(c) Notwithstanding anything to the contrary in this Section 3, the right of the Holder to participate in an Underwritten Piggyback Registration shall be conditioned upon the Holder agreeing to (i) sell all of its Registrable Securities included in such registration on the basis provided in any underwriting arrangements approved by the Company and (ii) complete and execute all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

(d) If in connection with any Underwritten Piggyback Registration the Underwriter imposes a limitation on the number of shares of Common Stock which may be included in the registration statement because, in such Underwriter(s)’ reasonable judgment, such limitation is necessary for marketing purposes or to effect an orderly public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Securities, if any, with respect to which the Holder has requested inclusion hereunder and the Underwriter has approved. Any exclusion of Registrable Securities shall be made pro rata among the Holder and any other holders including securities in the registration statement, in proportion to the number of shares of Common Stock sought to be included by such persons; provided, however, that in the event such other securities to be included in the registration statement are securities beneficially owned (as defined in Rule 13d-3 of the Exchange Act) by Jason Katz, than the foregoing proportional exclusion shall not apply to such shares beneficially owned by Mr. Katz; provided, further, that the number of shares of Common Stock beneficially owned by Mr. Katz to be included in such registration statement shall not exceed a ratio of 2 shares of Common stock for every 1 share of Common Stock included by the Holder.

(e) If in connection with any Underwritten Piggyback Registration the Holder disapproves of the terms of the underwriting, the Holder may elect to withdraw from such underwriting by delivering written notice to the Company and the Underwriter at least three (3) business days prior to the effective date of the registration statement. Any Registrable Securities withdrawn from such underwriting shall also be withdrawn from such registration.

(f) Nothing in this Agreement shall create any liability on the part of the Company to the Holder if the Company in its sole discretion should decide not to file a registration statement proposed to be filed pursuant to Section 3 or to defer or withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that the Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

(g) The Company shall be entitled to suspend the rights of the Holder under Section 3 to make sales pursuant to a registration statement otherwise required to be kept effective hereunder if the Company determines in good faith that there exists a material proposed event (including any proposed acquisition or disposition) that would be required to be disclosed in such registration statement and the disclosure of which would either have a material adverse effect on such proposed transaction or the Company.

Section 4. Registration Procedures.

(a) In the case of each registration by the Company pursuant to this Agreement, the Company shall:

(i) Use commercially reasonable efforts to prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective until the distribution contemplated in the registration statement has been completed;

(ii) Use commercially reasonable efforts to prepare and file with the Commission such amendments, supplements and post-effective amendments to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement;

(iii) Use commercially reasonable efforts to furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by it;

(iv) Use commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holder; provided, that the Company shall not be required in connection therewith or as a condition thereto (A) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(a)(iv); (B) subject itself to taxation but for this Section 4(a)(iv); or (C) consent to general service of process in any jurisdiction in which it would not otherwise be subject to general service of process but for this Section 4(a)(iv);

(v) Use commercially reasonable efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be required by virtue of the business and operations of the Company to enable the Holder to consummate the disposition of such Registrable Securities;

(vi) Enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Holder.

(vii) Promptly, and in no event more than two (2) business days after such filing, notify the Holder of such filing, and shall further notify the Holder promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such registration statement becomes effective; (ii) when any post-effective amendment to such registration statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such registration statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the Holder any such supplement or amendment; except that before filing with the Commission a registration statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the Holder and to the legal counsel for the Holder, copies of all such documents proposed to be filed sufficiently in advance of filing to provide the Holder and legal counsel with a reasonable opportunity to review such documents and comment thereon;

(viii) Use its commercially reasonable efforts to cause all such Registrable Securities covered by the registration statement to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed, and enter into such customary agreements, including a listing application; provided, that the applicable listing requirements are satisfied;

(ix) Make available for inspection during normal business hours by the Holder, any Underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by the Holder or any such Underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, “Records”), if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement. Notwithstanding the foregoing, the Company shall have no obligation to disclose any Records to the Inspectors in the event the Company determines that such disclosure is reasonably likely to have an adverse effect on the Company’s ability to assert the existence of an attorney-client privilege with respect thereto; and

(x) Otherwise use its commercially reasonable efforts to comply, and continue to comply during the period that such registration statement is effective under the Securities Act, with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission with respect to the disposition of all Registrable Securities covered by such registration statement, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(b) Upon receipt of written notice from the Company that a registration statement or prospectus for a registration under this Agreement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances then existing, the Holder shall forthwith discontinue the disposition of Registrable Securities until the Holder has received copies of the supplemented or amended prospectus that corrects such untrue statement or discloses such material fact, or until the Holder is advised in writing by the Company that the use of the prospectus may be resumed, and, if directed by the Company, the Holder shall deliver to the Company (at the Company’s expense) all copies of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(c) In connection with any registration statement in which the Holder is participating, the Holder shall furnish to the Company in writing such information and affidavits with respect to itself and its proposed distribution of Registrable Securities as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

Section 5. Registration Expenses.

(a) Subject to Section 5(b), all expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration, qualification and filing fees, fees and expenses of compliance with federal and applicable state securities laws, printing expenses, escrow fees, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, Underwriters (excluding discounts and commissions) and other Persons, retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne by the Company.

(b) If the Holder chooses to be represented by separate counsel in connection with the registration of the Registrable Securities, then the Holder will bear the cost of such separate legal counsel. Any underwriting discounts or commissions incurred in connection with, and attributable to, the sale of Registrable Securities shall be borne by the Holder.

Section 6. Indemnification.

(a) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, the Company agrees to indemnify and hold harmless (i) the Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of the Holder or any controlling person, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, judgments, actions and reasonable expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any such party) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act (or any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the Company shall not be liable in any such case insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to the Holder that is furnished in writing to the Company by the Holder or any controlling person of the Holder specifically for use in such registration statement or prospectus; provided, further, that the indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, judgment, action or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, the Holder thereunder agrees to indemnify and hold harmless the Company, and its respective directors, officers, and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and the respective officers, directors, partners, employees, representatives and agents of each such Person, each Underwriter and each Person, if any, who controls any Underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and each other seller of Registrable Securities and each Person who controls any such other seller of Registrable Securities, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, judgments, actions and reasonable expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any such party) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act (or any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission is made solely in reliance upon and in express conformity with information pertaining to the Holder that is furnished in writing to the Company by the Holder or any controlling person of the Holder specifically for use in such registration statement or prospectus; provided, that (i) the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, judgment, action or expense if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld) and (ii) the maximum aggregate liability of the Holder shall in no event exceed the net proceeds actually received by the Holder upon sale of Registrable Securities.

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to promptly notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Section 6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action shall be brought against any indemnified party and it shall promptly notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have reasonably concluded in writing that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. No indemnifying party, in the defense of any such claim or litigation, shall, except with the written consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity was sought hereunder by such indemnified party unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the indemnified party. The indemnification procedures of Underwriters provided for in this Section 6 shall be on such other terms and conditions as are at the time customary and reasonably required by such Underwriter as provided in Section 6(c).

(d) If the indemnification provided for in Section 6(a) and Section 6(b) above is unavailable or insufficient to hold harmless an indemnified party under such sections in respect of any losses, claims, damages, liabilities, judgments, actions or expenses in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, judgments, actions or expenses in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the Underwriters or the Holder, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, judgments, actions or expenses as well as any other relevant equitable considerations, including, without limitation, the failure to give any notice under Section 6(c) above, provided, that in no event shall any contribution by the Holder hereunder exceed the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) from the sale of Registrable Securities in the offering actually received by the Holder. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the Underwriter or the Holder, on the other, and to the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holder that it would not be just and equitable if contributions pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above in this section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, judgments, actions or expenses in respect thereof, referred to in this Section 6(d), shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

Section 7. Rule 144; Volume Limitations.

(a) The Company agrees with the Holder that, for so long as its Common Stock remains registered with the Commission, it shall use commercially reasonable efforts to timely file (including any extensions or grace periods as may be available under the Exchange Act) any and all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder.

(b) The Holder hereby agrees that, in the event that any registration statement filed by the Company pursuant to this Agreement is declared effective by the Commission, and such registration statement permits the resale by the Holder of Registrable Securities thereunder, the Holder shall not sell a number of Registrable Securities during any three (3) month period as is equal to the greater of: (i) two percent (2%) of all of the issued and outstanding shares of Common Stock as shown by the most recent report filed by the Company with the Commission; and (ii) two hundred percent (200%) of the average weekly reported volume of trading in the shares of Common Stock on the OTCQB Tier of the OTC Markets (or such other market or trading platform on which the Common Stock may then be traded or quoted, as applicable) during the four (4) calendar weeks preceding the date of receipt of the order to execute the applicable transaction by the broker or the date of execution of the applicable transaction directly with a market maker. For the avoidance of doubt, the foregoing volume limitations shall not apply to a private resale of the Holder Shares.

Section 8. Holdback Agreement. The Holder agrees that in the event (a) the Company proposes to offer for sale to the public any of its equity securities, (b) the Holder is requested by an Underwriter engaged by the Company in connection with a firmly committed underwritten Public Offering to sign an agreement restricting the sale or other transfer of any Registrable Securities and (c) all of the Company’s Affiliates and executive officers and all of the members of the Board of Directors (the "Restricted Sellers") are restricted in the same manner and for the same duration, then the Holder will promptly sign such agreement and will not transfer, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any Registrable Securities or any other securities of the Company held by him, her or it during such period as is determined by the Underwriter(s), not to exceed the seven (7) day period prior to and 180 days following the closing of the Public Offering (such period, the “Lock-Up Period”). Any such lock-up agreement shall be in writing and in form and substance reasonably satisfactory to such Underwriter and pursuant to customary and prevailing terms and conditions. Notwithstanding whether the Holder has signed such an agreement, the Company may impose stop-transfer instructions with respect to the Registrable Securities or any other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period.

Section 9. Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

Section 10. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

Section 11. Transfer or Assignment of Registration Rights; Agreement Not to Grant Demand Registration Rights.

(a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns (if any). The Holder may not assign this Agreement or any rights, interests or obligations hereunder (in whole or in part, by operation of law or otherwise) to any Person without the prior written consent of the Company, and any attempt to make such assignment without such consent shall be null and void ab initia.

(b) The Company hereby agrees that it shall not, prior to the one year anniversary of the effective date of the Merger, enter into any agreement, arrangement or understanding with any Person that holds equity securities of the Company at the time that the Company enters into such agreement, arrangement or understanding with such Person, granting to such Person the right to demand that the Company register under the Securities Act any equity securities of the Company held by such Person, without the prior written consent of the Holder.

Section 12. Entire Agreement; Modification. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. Any inconsistent provisions in the documents governing the Holder Shares relating to registration rights or lock up provisions shall be superseded by the provisions hereof to the extent required to make them not inconsistent. Except as expressly provided in this Agreement, none of the provisions of this Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions thereof may not be given, unless the Company has obtained the written consent of the Holder.

Section 13. Notices. All notices, requests, demands, claims and other communications that are required or may be given pursuant to this Agreement must be in writing and delivered personally against written receipt, by facsimile, by email or by reputable domestic or international overnight courier to the parties at the following addresses (or to the attention of such other Person or at such other address as any party may provide to the other party by notice in accordance with this Section 13):

If to the Company, to it at:	Snap Interactive, Inc.
320 W. 37th Street, 13th Floor
New York, New York
Attention: Chief Executive Officer
Telephone: (212) 594-5050

If to the Holder, to it at:	The address of the Holder as it is recorded in the books and records of the Company.

Any such notice, request, demand, claim or other communication will be deemed to have been given (a) if personally delivered, when so delivered, (b) if sent by facsimile or email, upon transmission with electronic confirmation thereof, or (c) if sent by reputable domestic or international overnight courier, when received.

Section 14. Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by fax or email (in .pdf or .tif format) transmission shall be sufficient to bind the parties to the terms and conditions of this Agreement. No party to this Agreement will raise the use of a fax or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax or email as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

Section 15. Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Holder may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

Section 16. Governing Law.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 17. Interpretation. As used herein, the words “hereof”, “herein”, “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and the word “Section” refers to a Section of this Agreement unless otherwise specified. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

Section 18. Termination of Rights. The provisions of this Agreement, except the provisions in Sections 5 and 6 of this Agreement, shall terminate upon the earlier of: (i) the first day that there are no longer any Registrable Securities; (ii) the first day that the Holder no longer owns any Registrable Securities; and (iii) the tenth anniversary of the date of this Agreement; provided, that the indemnification and contribution rights and obligations hereunder shall not terminate and shall survive forever.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

SNAP INTERACTIVE, INC.

By:	/s/ Alexander Harrington
Name:	Alexander Harrington
Title:	Chief Executive Officer

HOLDER:

By:	/s/ Clifford Lerner
Name:	Clifford Lerner

Signature Page to

Registration Rights Agreement